U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2016

Jaguar Animal Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-36714

(Commission File Number)

46-2956775

(I.R.S. Employer Identification Number)

201 Mission Street, Suite 2375, San Francisco, CA 94105

(Address of principal executive offices    (Zip Code)

Registrant’s telephone number:  (415) 371-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2016, at the Annual Meeting of Stockholders of Jaguar Animal Health, Inc. (the “Company”), our stockholders approved the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended Plan”).  A description of the material features of the Amended Plan and related matters are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”), under the heading “Proposal 3 — Approval of the Amended 2014 Stock Incentive Plan,” and is incorporated herein by reference.  Such description is qualified in its entirety by reference to the actual terms of the Amended Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of the Company, held on June 14, 2016, three proposals were submitted to and approved by the stockholders of the Company. The proposals are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected two Class I directors to the Company’s Board of Directors to hold office for a three-year term until the annual meeting of stockholders in 2019 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

James J. Bochnowski and Lisa A. Conte

	For	Withheld	Broker Non- Votes
James J. Bochnowski	5,204,513	1,158,232	650,494
Lisa A. Conte	5,214,351	1,148,394	650,494

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstained
7,011,654	1,185	400

3. Stockholders approved the Amended Plan:

For	Against	Abstained	Broker Non-Votes
5,195,381	1,167,137	227	650,494

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Jaguar Animal Health, Inc. Amended and Restated 2014 Stock Incentive Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

Date: June 20, 2016	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer